Exhibit 10.4

June 19, 2023

Via Federal Express and E-mail

REGULUS THERAPEUTICS INC.
4224 Campus Point Court, Suite 210 San Diego, CA 92121
Attn: Joseph Hagan, CEO and Cris Calsada, CFO
Email: jhagan@regulusrx.com and ccalsada@regulusrx.com Re:    Change in Basic Rate
Ladies and Gentlemen:

Reference is hereby made to that certain Loan and Security Agreement, dated as of June 17, 2016 (as amended or modified through the date hereof, the “Loan Agreement”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, VA 22314 (in its individual capacity, “Oxford”; and in its capacity as Collateral Agent, “Collateral Agent”), the lenders listed on Schedule 1.1 thereof from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and REGULUS THERAPEUTICS INC., a Delaware corporation with offices located at 4224 Campus Point Court, Suite 210, San Diego, CA 92121 (“Borrower”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such term in the Loan Agreement.

Please be advised that a LIBOR Transition Event has occurred and effective as of July 1, 2023, in accordance with the provisions of the Loan Agreement, Collateral Agent has chosen the 1-Month CME Term SOFR (as defined herein) as the LIBOR Replacement Rate and the definition of Basic Rate in the Loan Agreement is hereby amended and restated as follows:

“Basic Rate” is with respect to each Term Loan, the per annum rate of interest (based on a year of three hundred sixty (360) days) equal to the greater of (a) 8.95% and (b) the sum of (i) the 1-Month CME Term SOFR on the last Business Day of the month that immediately precedes the month in which the interest will accrue, (ii) 0.10% and (iii) 8.51%. Notwithstanding the foregoing, (i) in no event shall the Basic Rate for any Term Loan be less than 8.95% and (ii) upon the occurrence of a Benchmark Transition Event, Collateral Agent may, in good faith and with reference to the margin above such interest rate in this definition, amend this Agreement to replace the Benchmark with a replacement interest rate and replacement margin above such interest rate that results in a substantially similar interest rate floor and total rate in effect immediately prior to the effectiveness of such replacement interest rate and replacement margin, and any such amendment shall become effective at 5:00 p.m. Eastern time on the third Business Day after Collateral Agent has notified Borrower of such amendment. Any determination, decision or election that may be made by Collateral Agent pursuant hereto will be conclusive and binding absent manifest error and may be made in Collateral Agent’s sole discretion and without consent from any other party.

The following related definitions are hereby added to the Loan Agreement:

“1-Month CME Term SOFR” is the 1-month CME Term SOFR reference rate as published by the CME Term SOFR Administrator on the CME Term SOFR Administrator’s Website.

“Benchmark” is, initially, the 1-Month CME Term SOFR; provided, that if a Benchmark Transition Event has occurred with respect to the 1-Month CME Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable replacement rate that has replaced the immediately preceding benchmark rate pursuant to the defined term “Basic Rate”.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

ACTIVE 681812525S9o2u7tvh1 Union Street, Suite 300 | Alexandria, VA 22314 | 703.519.4900 | Oxfordfinance.com

Exhibit 10.4

(a)a public statement or publication of information by or on behalf of the administrator for such Benchmark announcing that such Person has ceased or will cease to provide such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark;

(b)a public statement or publication of information by the regulatory supervisor for the administrator for such Benchmark, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, which states that the administrator for such Benchmark has ceased or will cease to provide such Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark; or

(c)a public statement or publication of information by the regulatory supervisor for the administrator for such Benchmark announcing that such Benchmark is no longer representative or in compliance with the International Organization of Securities Commissions Principles for Financial Benchmarks.

“CME Term SOFR Administrator” is CME Group Benchmark Administration Limited, as administrator of the forward-looking term SOFR, or any successor administrator.

“CME Term SOFR Administrator’s Website” is the website of the CME Group Benchmark Administrator at http://www.cmegroup.com, or any successor source.

Except as expressly set forth herein, the Loan Agreement and the Loan Document shall continue in full force and effect without alteration or amendment.

Please acknowledge receipt of this notice by signing in the acknowledgment block on the signature page and returning a scanned copy of the signature page to Collateral Agent via email at LegalDepartment@oxfordfinance.com. Please be advised that Borrower’s failure to acknowledge this notice will not impact the effectiveness of this notice and the amendments set forth herein.

[Signature Page follows]

ACTIVE 681812525S9o2u7tvh1 Union Street, Suite 300 | Alexandria, VA 22314 | 703.519.4900 | Oxfordfinance.com

Exhibit 10.4

                        Very truly yours,

                        OXFORD FINANCE LLC, as Collateral Agent

                        By: /s/ Colette H. Featherly
                        Name: Colette H. Featherly
                        Title: Senior Vice President

Acknowledged:

REGULUS THERAPEUTICS INC.

By: /s/ Cris Calsada
Name: Cris Calsada
Title: Chief Financial Officer

[Signature Page to Change in Basic Rate Notice]

ACTIVE 681812525S9o2u7tvh1 Union Street, Suite 300 | Alexandria, VA 22314 | 703.519.4900 | Oxfordfinance.com